Exhibit 99.1

Ventas Reports 2016 Second Quarter Results

  Continued Strong Track Record of Earnings Growth
  Enhanced Company’s Credit Profile Through Excellent Capital Markets Execution
  Announced $1.5 Billion Acquisition of Wexford Life Science and Medical Real Estate

CHICAGO--(BUSINESS WIRE)--July 29, 2016--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced strong earnings on a healthy balance sheet for the second quarter of 2016, driven by excellent performance from the Company’s high-quality healthcare and senior living properties and accretive acquisitions:

  Income from continuing operations per diluted common share for the quarter ended June 30, 2016 grew 8 percent to $0.40 compared to the 2015 period.
  Normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2016 grew 7 percent to $1.04 per diluted common share on a comparable basis (“Comparable”), which adjusts all prior periods for the effects of the successful spin off (the “Spin-Off”) of Care Capital Properties, Inc. (“CCP”) (NYSE: CCP) in August 2015 as if the Spin-Off were completed January 1, 2014.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the quarter ended June 30, 2016 was $1.04, 10 percent lower compared to the 2015 period principally due to the Spin-Off.

Consistent Growth and Income on a Strong Balance Sheet

“We showed great momentum at Ventas in the second quarter. We delivered strong earnings growth for our shareholders, continued to improve our excellent balance sheet and announced an exciting acquisition of life science and medical real estate assets,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “With our team aligned and productive, our carefully curated portfolio performing well and our operating partners rising to the top, the Ventas Advantage is powering consistent superior results.

“We look forward to completing our planned $1.5 billion acquisition of Wexford Science & Technology’s life science and medical real estate assets leased by leading universities, academic medical centers and research companies,” Cafaro added. “The addition of Wexford to our high-quality portfolio of healthcare and senior living properties reinforces our position as the premier provider of capital at the intersection of healthcare and real estate.”

Second Quarter Portfolio Performance

Same-store cash net operating income (“NOI”) growth for the Company’s quarterly same-store total portfolio (1,186 assets) was 3.5 percent on a reported basis for the quarter ended June 30, 2016. Reported quarterly same-store results by segment follow:

  The seniors housing operating portfolio (“SHOP”) same-store cash NOI grew 2.1 percent, in line with expectations.
  The triple net leased portfolio same-store cash NOI grew 6.2 percent. Second quarter 2016 cash NOI results benefited from a $3.5 million cash fee received from Kindred Healthcare, Inc. (NYSE: KND). Excluding the Kindred fee, triple net same-store cash NOI grew 4.1 percent in the quarter.
  Medical office building (“MOB”) portfolio same-store cash NOI grew 0.8 percent.

Second Quarter & Other Highlights

  The Company made $65 million in investments in the second quarter 2016, including funding $30 million in asset acquisitions and $35 million of high-quality development and redevelopment projects.
  In the quarter, Ventas issued and sold under its “at the market” (“ATM”) equity offering program a total of 3.5 million shares of common stock for aggregate gross proceeds of $232 million. ATM issuances in the first half of 2016 totaled 6.1 million shares and $384 million in gross proceeds.
  The Company retired $550 million in 1.55 percent 3-year senior unsecured notes maturing in September 2016 through the issuance of $400 million in 3.125 percent 7-year senior unsecured notes and other sources.
  The Company’s credit profile was exceptionally strong at quarter-end, including:
    5.8x net debt to EBITDA ratio
    30 percent debt to total capitalization
    4.6x fixed charge coverage
  The Company currently has an outstanding liquidity position, with $1.8 billion available under its revolving credit facility and $669 million of cash or cash equivalents.

Wexford Acquisition

  In July 2016, Ventas announced its plan to acquire substantially all of the life science and medical real estate assets of Wexford Science & Technology, LLC. (“Wexford”) from affiliates of Blackstone Real Estate Partners VIII L.P. for $1.5 billion in cash. The accretive acquisition will add a related business to Ventas’s diverse portfolio with 25 class-A assets that are leased by leading universities, medical centers and research companies, including Yale University, the University of Pennsylvania Health System, Duke University and Wake Forest University. The expected cash yield on the 23 stabilized assets is 6.8 percent. The transaction is subject to satisfaction of customary closing conditions and is expected to close in the fourth quarter of 2016.
  To pre-fund a portion of the Wexford acquisition, in July Ventas issued and sold 10.3 million shares of common stock in an underwritten public offering for total proceeds of $736 million. The remaining portion of the purchase price is expected to be sourced through debt issuance and other sources including disposition proceeds.

Continued Governance and Leadership Excellence

  The Company announced the addition of Roxanne M. Martino and Walter C. Rakowich to its Board of Directors (the “Board”), underscoring Ventas’s commitment to excellence through strong corporate governance, Board refreshment, director independence and diversity.
  Douglas Crocker II, who served the Company as independent presiding director for 13 years, retired from the Board in connection with the Company’s retirement policy. James D. (“Denny”) Shelton was appointed to serve as the Company’s independent presiding director.
  Ventas director Melody C. Barnes was recognized as one of the “Most Influential Black Corporate Directors” by Savoy magazine.
  Forbes named Ventas Chairman and Chief Executive Officer Debra A. Cafaro as one of the “World’s 100 Most Powerful Women” as well as first among “Top-Performing Women CEOs, Ranked by Total Return.”

Updated 2016 Guidance

Due to strong first half 2016 portfolio performance, total reported Company full year 2016 same-store cash NOI for the 1,044 assets in the full year same-store pool is now estimated to grow 2 to 3 percent in 2016, an increase from the Company’s previous range of 1.5 to 3 percent. In addition, SHOP same-store cash NOI is now forecast to grow 1.5 to 3 percent, up from previous guidance of 1 to 3 percent, and triple-net leased portfolio same-store cash NOI is now forecast to grow 3.5 to 4 percent, up from previous guidance of 2.5 to 3.5 percent.

Ventas currently expects its 2016 income from continuing operations per diluted share to range between $1.46 and $1.59. The Company expects its reported normalized FFO per diluted share to now range between $4.05 and $4.13, representing 3 to 5 percent per share growth over 2015 on a Comparable basis. The modest reduction from previous guidance principally reflects the dilutive impact of pre-funding a portion of the Wexford acquisition with $736 million of equity and additional deleveraging, partially offset by expected Wexford accretion. For the same reasons and Wexford-related deal costs, the Company now expects its NAREIT reported FFO per diluted share to range between $4.05 and $4.13.

The Company continues to expect to complete $500 million in total 2016 dispositions; it has already closed $75 million year-to-date. Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Second Quarter Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or (404) 537-3406 for international callers), passcode 47866264, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, specialty hospitals and general acute care hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2015 and for the year ending December 31, 2016; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (w) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (y) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015

Assets
Real estate investments:
Land and improvements	$2,041,880	$2,060,247	$2,056,428	$2,068,467	$2,016,281
Buildings and improvements	20,272,554	20,395,386	20,309,599	20,220,624	19,247,902
Construction in progress	127,647	119,215	92,005	124,381	129,186
Acquired lease intangibles	1,332,173	1,343,187	1,344,422	1,347,493	1,214,702
	23,774,254	23,918,035	23,802,454	23,760,965	22,608,071
Accumulated depreciation and amortization	(4,560,504)	(4,409,554)	(4,177,234)	(3,972,544)	(3,780,388)
Net real estate property	19,213,750	19,508,481	19,625,220	19,788,421	18,827,683
Secured loans receivable and investments, net	1,003,561	1,002,598	857,112	766,707	762,312
Investments in unconsolidated real estate entities	96,952	98,120	95,707	96,208	85,461
Net real estate investments	20,314,263	20,609,199	20,578,039	20,651,336	19,675,456
Cash and cash equivalents	57,322	51,701	53,023	65,231	60,532
Escrow deposits and restricted cash	65,626	76,710	77,896	74,491	193,960
Goodwill	1,043,479	1,044,983	1,047,497	1,052,321	1,058,607
Assets held for sale	195,271	54,263	93,060	152,014	2,822,553
Other assets	417,511	424,436	412,403	418,584	395,770
Total assets	$22,093,472	$22,261,292	$22,261,918	$22,413,977	$24,206,878

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,901,131	$11,247,730	$11,206,996	$11,284,957	$11,456,038
Accrued interest	80,157	66,988	80,864	67,440	77,713
Accounts payable and other liabilities	735,287	738,327	779,380	791,556	784,547
Liabilities related to assets held for sale	88,967	12,625	34,340	48,860	225,269
Deferred income taxes	320,468	333,354	338,382	352,658	370,161
Total liabilities	12,126,010	12,399,024	12,439,962	12,545,471	12,913,728

Redeemable OP unitholder and noncontrolling interests	217,686	191,739	196,529	198,832	199,404

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 341,055; 337,486; 334,386; 333,027 and 331,965 shares issued at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively	85,246	84,354	83,579	83,238	82,982
Capital in excess of par value	11,961,951	11,758,306	11,602,838	11,523,312	12,708,898
Accumulated other comprehensive (loss) income	(44,195)	(19,932)	(7,565)	(592)	10,180
Retained earnings (deficit)	(2,313,287)	(2,208,474)	(2,111,958)	(1,992,848)	(1,772,529)
Treasury stock, 0; 1; 44; 61 and 28 shares at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively	—	(59)	(2,567)	(3,675)	(2,048)
Total Ventas stockholders' equity	9,689,715	9,614,195	9,564,327	9,609,435	11,027,483
Noncontrolling interest	60,061	56,334	61,100	60,239	66,263
Total equity	9,749,776	9,670,529	9,625,427	9,669,674	11,093,746
Total liabilities and equity	$22,093,472	$22,261,292	$22,261,918	$22,413,977	$24,206,878

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2016 and 2015
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Rental income:
Triple-net leased	$210,119	$182,006	$424,606	$370,563
Medical office buildings	144,087	140,472	288,223	277,532
	354,206	322,478	712,829	648,095
Resident fees and services	464,437	454,645	928,413	901,559
Medical office building and other services revenue	5,504	9,408	12,689	19,951
Income from loans and investments	24,146	25,215	46,532	47,268
Interest and other income	111	174	230	645
Total revenues	848,404	811,920	1,700,693	1,617,518
Expenses:
Interest	103,665	83,959	206,938	166,287
Depreciation and amortization	221,961	214,711	458,348	430,930
Property-level operating expenses:
Senior living	307,989	299,252	620,530	597,614
Medical office buildings	43,966	43,410	87,647	85,847
	351,955	342,662	708,177	683,461
Medical office building services costs	1,852	5,764	5,303	12,682
General, administrative and professional fees	32,094	33,959	63,820	68,285
Loss (gain) on extinguishment of debt, net	2,468	(455)	2,782	(434)
Merger-related expenses and deal costs	7,224	12,265	8,856	42,878
Other	2,303	4,279	6,471	9,153
Total expenses	723,522	697,144	1,460,695	1,413,242
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	124,882	114,776	239,998	204,276
Income (loss) from unconsolidated entities	1,418	9	1,220	(242)
Income tax benefit	11,549	9,789	19,970	17,039
Income from continuing operations	137,849	124,574	261,188	221,073
Discontinued operations	(148)	18,243	(637)	35,817
Gain on real estate dispositions	5,739	7,469	31,923	14,155
Net income	143,440	150,286	292,474	271,045
Net income attributable to noncontrolling interest	278	465	332	782
Net income attributable to common stockholders	$143,162	$149,821	$292,142	$270,263
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.39	$0.87	$0.71
Discontinued operations	(0.00)	0.06	(0.00)	0.11
Net income attributable to common stockholders	$0.42	$0.45	$0.87	$0.82
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.40	$0.86	$0.71
Discontinued operations	(0.00)	0.05	(0.00)	0.11
Net income attributable to common stockholders	$0.42	$0.45	$0.86	$0.82

Weighted average shares used in computing earnings per common share:
Basic	338,901	330,715	337,230	327,890
Diluted	342,571	334,026	340,851	331,424

Dividends declared per common share	$0.73	$0.79	$1.46	$1.58

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2016 Quarters		2015 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income:
Triple-net leased	$210,119	$214,487	$208,210	$201,028	$182,006
Medical office buildings	144,087	144,136	145,958	142,755	140,472
	354,206	358,623	354,168	343,783	322,478
Resident fees and services	464,437	463,976	454,871	454,825	454,645
Medical office building and other services revenue	5,504	7,185	11,541	10,000	9,408
Income from loans and investments	24,146	22,386	20,361	18,924	25,215
Interest and other income	111	119	333	74	174
Total revenues	848,404	852,289	841,274	827,606	811,920

Expenses:
Interest	103,665	103,273	103,692	97,135	83,959
Depreciation and amortization	221,961	236,387	236,795	226,332	214,711
Property-level operating expenses:
Senior living	307,989	312,541	307,261	304,540	299,252
Medical office buildings	43,966	43,681	45,073	43,305	43,410
	351,955	356,222	352,334	347,845	342,662
Medical office building services costs	1,852	3,451	7,467	6,416	5,764
General, administrative and professional fees	32,094	31,726	27,636	32,114	33,959
Loss (gain) on extinguishment of debt, net	2,468	314	(486)	15,331	(455)
Merger-related expenses and deal costs	7,224	1,632	(2,079)	62,145	12,265
Other	2,303	4,168	4,009	4,795	4,279
Total expenses	723,522	737,173	729,368	792,113	697,144

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	124,882	115,116	111,906	35,493	114,776
Income (loss) from unconsolidated entities	1,418	(198)	(223)	(955)	9
Income tax benefit	11,549	8,421	11,548	10,697	9,789
Income from continuing operations	137,849	123,339	123,231	45,235	124,574
Discontinued operations	(148)	(489)	(2,331)	(22,383)	18,243
Gain on real estate dispositions	5,739	26,184	4,160	265	7,469
Net income	143,440	149,034	125,060	23,117	150,286
Net income attributable to noncontrolling interest	278	54	332	265	465
Net income attributable to common stockholders	$143,162	$148,980	$124,728	$22,852	$149,821

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.44	$0.38	$0.14	$0.39
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.07)	0.06
Net income attributable to common stockholders	$0.42	$0.44	$0.37	$0.07	$0.45
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.44	$0.38	$0.14	$0.40
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.07)	0.05
Net income attributable to common stockholders	$0.42	$0.44	$0.37	$0.07	$0.45

Weighted average shares used in computing earnings per common share:
Basic	338,901	335,559	332,914	332,491	330,715
Diluted	342,571	339,202	336,406	336,338	334,026

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2016 and 2015
(In thousands)
	2016	2015
Cash flows from operating activities:
Net income	$292,474	$271,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	458,348	496,660
Amortization of deferred revenue and lease intangibles, net	(10,090)	(13,630)
Other non-cash amortization	4,687	909
Stock-based compensation	10,037	11,192
Straight-lining of rental income, net	(15,426)	(16,761)
Loss (gain) on extinguishment of debt, net	2,782	(434)
Gain on real estate dispositions (including amounts in discontinued operations)	(31,923)	(14,432)
Gain on real estate loan investments	(33)	—
Gain on sale of marketable debt securities	—	(5,800)
Income tax benefit	(21,443)	(18,240)
(Income) loss from unconsolidated entities	(1,220)	242
Distributions from unconsolidated entities	3,873	14,973
Other	724	3,106
Changes in operating assets and liabilities:
Decrease (increase) in other assets	10,609	(9,711)
(Decrease) increase in accrued interest	(769)	16,108
Decrease in accounts payable and other liabilities	(46,155)	(17,503)
Net cash provided by operating activities	656,475	717,724
Cash flows from investing activities:
Net investment in real estate property	(34,453)	(1,253,910)
Investment in loans receivable and other	(152,450)	(55,659)
Proceeds from real estate disposals	63,561	273,191
Proceeds from loans receivable	7,644	93,275
Proceeds from sale or maturity of marketable securities	—	57,225
Funds held in escrow for future development expenditures	—	4,003
Development project expenditures	(69,679)	(62,630)
Capital expenditures	(46,925)	(43,429)
Other	(4,265)	(8,813)
Net cash used in investing activities	(236,567)	(996,747)
Cash flows from financing activities:
Net change in borrowings under credit facility	24,304	(321,334)
Proceeds from debt	416,217	1,107,971
Repayment of debt	(740,337)	(278,442)
Purchase of noncontrolling interest	(1,604)	(3,816)
Payment of deferred financing costs	(3,844)	(14,608)
Issuance of common stock, net	377,739	352,167
Cash distribution to common stockholders	(493,471)	(516,404)
Cash distribution to redeemable OP unitholders	(4,437)	(4,697)
Purchases of redeemable OP units	—	(33,188)
Contributions from noncontrolling interest	5,680	—
Distributions to noncontrolling interest	(3,582)	(9,467)
Other	7,883	5,928
Net cash (used in) provided by financing activities	(415,452)	284,110
Net increase in cash and cash equivalents	4,456	5,087
Effect of foreign currency translation on cash and cash equivalents	(157)	97
Cash and cash equivalents at beginning of period	53,023	55,348
Cash and cash equivalents at end of period	$57,322	$60,532

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$8,665	$2,563,501
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(6,954)	(8,911)
Other assets acquired	861	16,505
Debt assumed	—	177,857
Other liabilities	2,638	49,788
Deferred income tax liability	(66)	51,620
Redeemable OP unitholder interests assumed	—	87,245
Equity issued	—	2,204,585
Equity issued for purchase of OP and Class C units	20,770	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2016 Quarters		2015 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$143,440	$149,034	$125,060	$23,117	$150,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	221,961	236,387	236,793	240,210	249,207
Amortization of deferred revenue and lease intangibles, net	(5,053)	(5,037)	(4,817)	(5,682)	(7,027)
Other non-cash amortization	2,241	2,446	2,397	2,142	1,428
Stock-based compensation	5,008	5,029	3,476	4,869	4,885
Straight-lining of rental income, net	(5,581)	(9,845)	(8,674)	(8,357)	(8,082)
Loss (gain) on extinguishment of debt, net	2,468	314	(486)	15,331	(455)
Gain on real estate dispositions (including amounts in discontinued operations)	(5,739)	(26,184)	(4,162)	(217)	(7,746)
Gain on real estate loan investments	(33)	—	—	—	—
Gain on sale of marketable debt securities	—	—	—	—	(5,800)
Income tax benefit	(12,287)	(9,156)	(11,667)	(12,477)	(10,390)
(Income) loss from unconsolidated entities	(1,418)	198	47	955	(9)
Loss on re-measurement of equity interest upon acquisition, net	—	—	176	—	—
Distributions from unconsolidated entities	1,884	1,989	2,912	5,577	14,324
Other	(375)	1,099	3,241	170	847
Changes in operating assets and liabilities:
Decrease (increase) in other assets	15,444	(4,835)	31,152	20,875	(14,326)
Increase (decrease) in accrued interest	13,542	(14,311)	13,657	(9,770)	316
Increase (decrease) in accounts payable and other liabilities	8,082	(54,237)	(19,383)	27,578	6,097
Net cash provided by operating activities	383,584	272,891	369,722	304,321	373,555
Cash flows from investing activities:
Net investment in real estate property	(20,833)	(13,620)	(93,800)	(1,303,078)	(181,371)
Investment in loans receivable and other	(6,236)	(146,214)	(96,758)	(18,727)	(16,086)
Proceeds from real estate disposals	9,350	54,211	82,775	136,442	106,850
Proceeds from loans receivable	6,019	1,625	2,267	13,634	1,219
Proceeds from sale or maturity of marketable securities	—	—	—	19,575	57,225
Development project expenditures	(34,912)	(34,767)	(29,216)	(27,828)	(29,163)
Capital expenditures	(23,204)	(23,721)	(31,675)	(32,383)	(22,258)
Investment in unconsolidated operating entity	—	—	—	(26,282)	—
Other	—	(4,265)	(2,720)	(19,171)	(4,633)
Net cash used in investing activities	(69,816)	(166,751)	(169,127)	(1,257,818)	(88,217)
Cash flows from financing activities:
Net change in borrowings under credit facility	(113,136)	137,440	66,949	(469,072)	131,563
Net cash impact of CCP Spin-off	—	—	—	(128,749)	—
Proceeds from debt	416,072	145	1,686	1,403,090	15,138
Proceeds from debt related to CCP Spin-off	—	—	—	1,400,000	—
Repayment of debt	(589,028)	(151,309)	(106,526)	(1,050,628)	(253,795)
Purchase of noncontrolling interest	(1,604)	—	—	(3)	(1,156)
Payment of deferred financing costs	(3,768)	(76)	(772)	(9,285)	(173)
Issuance of common stock, net	228,108	149,631	73,205	65,651	66,840
Cash distribution to common stockholders	(247,975)	(245,496)	(243,838)	(243,171)	(261,494)
Cash distribution to redeemable OP unitholders	(2,114)	(2,323)	(2,319)	(8,079)	(2,332)
Purchases of redeemable OP units	—	—	—	—	(32,619)
Contributions from noncontrolling interest	5,680	—	—	—	—
Distributions to noncontrolling interest	(1,839)	(1,743)	(1,399)	(1,783)	(7,645)
Other	1,732	6,151	494	561	238
Net cash (used in) provided by financing activities	(307,872)	(107,580)	(212,520)	958,532	(345,435)
Net increase (decrease) in cash and cash equivalents	5,896	(1,440)	(11,925)	5,035	(60,097)
Effect of foreign currency translation on cash and cash equivalents	(275)	118	(283)	(336)	404
Cash and cash equivalents at beginning of period	51,701	53,023	65,231	60,532	120,225
Cash and cash equivalents at end of period	$57,322	$51,701	$53,023	$65,231	$60,532

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	2016 Quarters		2015 Quarters
	Second	First	Fourth	Third	Second
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$6,107	$2,558	$(1,190)	$3,649	$20,672
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(6,954)	—	—	—	(8,911)
Other assets acquired	927	(66)	(131)	3,716	(206)
Other liabilities	80	2,558	(3,478)	8,149	4,052
Deferred income tax liability	—	(66)	1,317	(784)	7,503
Noncontrolling interests	—	—	840	—	—
Non-cash impact of CCP Spin-Off	—	—	—	1,256,404	—
Equity issued for purchase of OP and Class C units	1,422	19,348	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings[1]
(Dollars in thousands, except per share amounts)

								Q2 YOY
	2015				2016			Growth
	Q2	Q3	Q4	YTD	Q1	Q2	YTD	'15-'16
Income from continuing operations	$124,574	$45,235	$123,231	$389,539	$123,339	$137,849	$261,188	11%
Income from continuing operations per share	$0.37	$0.13	$0.37	$1.17	$0.36	$0.40	$0.77	8%
Discontinued operations	18,243	(22,383)	(2,331)	11,103	(489)	(148)	(637)
Gain on real estate dispositions	7,469	265	4,160	18,580	26,184	5,739	31,923
Net income	150,286	23,117	125,060	419,222	149,034	143,440	292,474
Net income attributable to noncontrolling interest	465	265	332	1,379	54	278	332
Net income attributable to common stockholders [2]	$149,821	$22,852	$124,728	$417,843	$148,980	$143,162	$292,142	(4)%
Net income attributable to common stockholders per share [2]	$0.45	$0.07	$0.37	$1.25	$0.44	$0.42	$0.86	(7)%

Adjustments:
Depreciation and amortization on real estate assets	212,908	224,688	235,101	887,126	234,726	220,346	455,072
Depreciation on real estate assets related to noncontrolling interest	(1,964)	(1,964)	(1,926)	(7,906)	(2,075)	(1,814)	(3,889)
Depreciation on real estate assets related to unconsolidated entities	1,464	1,445	2,982	7,353	1,989	1,220	3,209
Loss on re-measurement of equity interest upon acquisition, net	—	—	176	176	—	—	—
Gain on real estate dispositions	(7,469)	(265)	(4,160)	(18,580)	(26,184)	(5,739)	(31,923)
Loss (gain) on real estate dispositions related to unconsolidated entities	—	—	19	19	(536)	41	(495)
Discontinued operations:
(Gain) loss on real estate dispositions	(277)	48	(2)	(231)	—	1	1
Depreciation and amortization on real estate assets	34,496	13,878	—	79,608	—	—	—
Subtotal: FFO add-backs	239,158	237,830	232,190	947,565	207,920	214,055	421,975
Subtotal: FFO add-backs per share	$0.72	$0.71	$0.69	$2.84	$0.61	$0.62	$1.24
FFO (NAREIT) attributable to common stockholders	$388,979	$260,682	$356,918	$1,365,408	$356,900	$357,217	$714,117	(8%)
FFO (NAREIT) attributable to common stockholders per share	$1.16	$0.78	$1.06	$4.09	$1.05	$1.04	$2.10	(10%)

Adjustments:
Change in fair value of financial instruments	70	(18)	454	460	(79)	(7)	(86)
Non-cash income tax benefit	(10,389)	(12,477)	(11,668)	(42,384)	(9,157)	(12,286)	(21,443)
(Gain) loss on extinguishment of debt, net	(39)	16,301	(486)	15,797	314	2,468	2,782
Gain on non-real estate dispositions related to unconsolidated entities	—	—	—	—	—	(585)	(585)
Merger-related expenses, deal costs and re-audit costs	15,135	100,548	659	152,344	3,254	8,550	11,804
Amortization of other intangibles	591	438	438	2,058	438	438	876
Subtotal: normalized FFO add-backs	5,368	104,792	(10,603)	128,275	(5,230)	(1,422)	(6,652)
Subtotal: normalized FFO add-backs per share	$0.02	$0.31	$(0.03)	$0.38	$(0.02)	$0.00	$(0.02)
Normalized FFO attributable to common stockholders	$394,347	$365,474	$346,315	$1,493,683	$351,670	$355,795	$707,465	(10%)
Normalized FFO attributable to common stockholders per share	$1.18	$1.09	$1.03	$4.47	$1.04	$1.04	$2.08	(12%)
Adjusted: Normalized FFO from CCP spin-off	$(69,306)	$(35,393)	$—	$(173,400)	—	—	$—
Adjusted Normalized FFO per share from CCP spin-off	$(0.21)	$(0.11)	$—	$(0.52)	$—	$—	$—
Comparable Normalized FFO attributable to common stockholders	$325,041	$330,081	$346,315	$1,320,283	$351,670	$355,795	$707,465	9%
Comparable Normalized FFO attributable to common stockholders per share	$0.97	$0.98	$1.03	$3.95	$1.04	$1.04	$2.08	7%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(7,027)	(5,682)	(4,817)	(24,129)	(5,037)	(5,053)	(10,090)
Other non-cash amortization, including fair market value of debt	1,428	2,142	2,397	5,448	2,446	2,241	4,687
Stock-based compensation	4,885	4,869	3,476	19,537	5,029	5,008	10,037
Straight-lining of rental income, net	(8,082)	(8,357)	(8,674)	(33,792)	(9,845)	(5,581)	(15,426)
Subtotal: non-cash items included in normalized FFO	(8,796)	(7,028)	(7,618)	(32,936)	(7,407)	(3,385)	(10,792)
Capital expenditures	(23,520)	(33,536)	(33,496)	(112,700)	(24,987)	(25,103)	(50,090)
Normalized FAD attributable to common stockholders	$362,031	$324,910	$305,201	$1,348,047	$319,276	$327,307	$646,583	(10%)
Adjusted: Normalized FAD from CCP spin-off	$(64,080)	$(29,987)	$—	$(155,081)	$—	—	$—
Comparable Normalized FAD attributable to common stockholders	$297,951	$294,923	$305,201	$1,192,966	$319,276	$327,307	$646,583	10%
Merger-related expenses, deal costs and re-audit costs	(15,135)	(100,548)	(659)	(152,344)	(3,254)	(8,550)	(11,804)
FAD attributable to common stockholders	$346,896	$224,362	$304,542	$1,195,703	$316,022	$318,757	$634,779	(8%)
Adjusted: FAD from CCP spin-off	$(61,760)	$7,204	$2,333	$(108,677)	$489	$148	$637
Comparable FAD attributable to common stockholders	$285,136	$231,566	$306,875	$1,087,026	$316,511	$318,905	$635,416	12%
Weighted average diluted shares	334,026	336,338	336,406	334,007	339,202	342,571	340,851

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

2 CCP impacts calculated based on net income related to discontinued operations, less the de minimis share of discontinued operations net income not related to CCP assets, assuming (a) G&A of $2.5 million in Q1’15 and Q2’15 ($0.01 per share per quarter) and $1.3 million in Q3’15 ($0.00 per share) and (b) interest expense of $6.9 million in Q1’15 and Q2’15 ($0.02 per share per quarter) and $4.3 million in Q3’15 ($0.01 per share); these adjustments differ from the respective amounts found in discontinued operations.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions related to unconsolidated entities; and (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2016 - Guidance		2016 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$506	$552	$1.46	$1.59

Adjustments [3]	109	89	0.31	0.26

Net Income Attributable to Common Stockholders	$615	$641	$1.77	$1.84

Depreciation and Amortization Adjustments	906	885	2.60	2.55
Other Adjustments [3]	(111)	(91)	(0.32)	(0.26)

FFO (NAREIT) Attributable to Common Stockholders	$1,410	$1,435	$4.05	$4.13

Merger-Related Expenses, Deal Costs and Re-Audit Costs	26	31	0.08	0.09
Other Adjustments [3]	(27)	(30)	(0.08)	(0.09)

Normalized FFO Attributable to Common Stockholders	$1,409	$1,436	$4.05	$4.13
% Year-Over-Year Comparable Growth			3%	5%

Non-Cash Items Included in Normalized FFO	(17)	(21)
Capital Expenditures	(109)	(119)

Normalized FAD Attributable to Common Stockholders	$1,283	$1,296

Merger-Related Expense, Deal Costs and Re-Audit Costs	(26)	(31)
Other Adjustments [3]	0	0

FAD Attributable to Common Stockholders	$1,257	$1,265

Weighted Average Diluted Shares	347,705	347,705
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See page 12 for detailed breakout of “adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income attributable to common stockholders of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2016, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities (excluding cash distributions), merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains on real estate activity, gains or losses on re-measurement of equity interest upon acquisition and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands). The Company believes that Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are important supplemental measures in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Income from continuing operations	$137,849
Discontinued operations	(148)
Gain on real estate dispositions	5,739
Net income	143,440
Net income attributable to noncontrolling interest	278
Net income attributable to common stockholders	143,162
Pro forma adjustments for current period investments, capital transactions and dispositions	2,701
Pro forma net income attributable to common stockholders for the three months ended June 30, 2016	145,863
Add back:
Pro forma interest	104,152
Pro forma depreciation and amortization	222,079
Stock-based compensation	5,008
Gain on real estate dispositions	(5,738)
Loss on extinguishment of debt, net	2,468
Income from unconsolidated entities	(1,418)
Pro forma noncontrolling interest	278
Income tax benefit	(11,549)
Change in fair value of financial instruments	(16)
Other taxes	947
Pro forma merger-related expenses, deal costs and re-audit costs	7,024
Adjusted Pro Forma EBITDA	469,098
Adjusted Pro Forma EBITDA annualized	$1,876,392

As of June 30, 2016:
Debt	$10,901,131
Debt on held for sale assets	76,980
Cash	(57,322)
Net debt	$10,920,789

Net debt to Adjusted Pro Forma EBITDA	5.8	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI

The Company considers NOI and same-store cash NOI to be important supplemental measures to net income because they allows investors, analysts and Company management to assess the Company’s unlevered property-level operating results and to compare the Company’s operating results with the operating results of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and medical office building services costs (including amounts in discontinued operations). Cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store cash NOI as the NOI for properties owned, consolidated and operational for the full period in both comparison periods excluding the impact of non-cash items such as straight-line rent and the impact of exchange rate movements across the comparison periods. In certain cases, results for same-store cash NOI may be adjusted to reflect non-recurring items and the receipt of cash payments and fees not fully recognized as NOI in the period. Same-store cash NOI excludes assets intended for disposition and, for the SHOP portfolio, those properties that transitioned operators after the start of the prior comparison period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Total Portfolio Same-Store Cash NOI

	For the Three Months Ended		Percentage
	June 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$848,293	$811,746
Less:
Total Property-Level Operating Expenses	(351,955)	(342,662)
Medical Office Building Services Costs	(1,852)	(5,764)
Net Operating Income	494,486	463,320

Adjustments:
Second Quarter Modification Fee	3,500	—
NOI Not Included in Same-Store	(40,064)	(15,896)
Straight-Lining of Rental Income	(5,669)	(8,062)
Non-Cash Rental Income	(4,383)	(3,881)
Non-Segment NOI	(25,049)	(25,735)
Constant Currency Adjustment	—	(1,055)
	(71,665)	(54,629)

Cash NOI as Reported	$422,821	$408,691	3.5%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Triple-Net Portfolio Same-Store Cash NOI

	For the Three Months Ended		Percentage
	June 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$211,350	$183,145
Less:
Total Property-Level Operating Expenses	—	—
Medical Office Building Services Costs	—	—
Net Operating Income	211,350	183,145

Adjustments:
Second Quarter Modification Fee	3,500	—
NOI Not Included in Same-Store	(31,854)	(8,795)
Straight-Lining of Rental Income	(2,833)	(4,655)
Non-Cash Rental Income	(5,200)	(4,659)
Constant Currency Adjustment	—	(285)
	(36,387)	(18,394)

Cash NOI as Reported	$174,963	$164,751	6.2%

Adjustment:
Second Quarter Modification Fee	(3,500)	—
	(3,500)	—

Cash NOI as Adjusted	$171,463	$164,751	4.1%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Cash NOI

	For the Three Months Ended		Percentage
	June 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$464,437	$454,645
Less:
Total Property-Level Operating Expenses	(307,989)	(299,252)
Medical Office Building Services Costs	—	—
Net Operating Income	156,448	155,393

Adjustments:
NOI Not Included in Same-Store	(940)	(2,276)
Constant Currency Adjustment	—	(771)
	(940)	(3,047)

Cash NOI as Reported	$155,508	$152,346	2.1%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

MOB Portfolio Same-Store Cash NOI

	For the Three Months Ended		Percentage
	June 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$147,456	$148,221
Less:
Total Property-Level Operating Expenses	(43,966)	(43,410)
Medical Office Building Services Costs	(1,852)	(5,764)
Net Operating Income	101,638	99,047

Adjustments:
NOI Not Included in Same-Store	(7,271)	(4,825)
Straight-Lining of Rental Income	(2,836)	(3,407)
Non-Cash Rental Income	817	779
	(9,290)	(7,453)

Cash NOI as Reported	$92,348	$91,594	0.8%

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS